SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - October 23, 1995

 THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
   (Exact name of registrant as specified in its charter)

   Connecticut                      0-13300         06-0384680
  (State or other                 (Commission     (IRS Employer
jurisdiction of incorporation)    File Number)   Identification No.)

    One State Street, Hartford, Connecticut        06102
   (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code - (203-722-1866)

Item 5.  Other Events

On October 23, 1995, the Registrant, together with The Dow Chemical Company announced plans for two of their wholly-owned subsidiaries to form a new company, Dow Radian LLC (Limited Liability Company), which will provide environmental, information technology, and strategic chemical management services to industries and government worldwide.

The new company, consisting of assets contributed by Dow Environmental Inc.
(DEI), a subsidiary of The Dow Chemical Company, and Radian Corporation, a subsidiary of the Registrant, will be headquartered in Austin, Texas. Radian Corporation is an international environmental, engineering, and technical services firm based in Austin. It employs 2,100 people. DEI specializes in remediation and the strategic chemical management business. Headquartered in Rockville, Maryland, it employs 490 people.

The new company will integrate the engineering and environmental strengths of Radian and DEI, and DEI's access to the chemical industry process technology of The Dow Chemical Company to provide a wide range of process and environmental systems and services to global customers. In 1996 the new company is expected to have revenues of nearly $400 million.

According to the terms of the agreement in principle, Dow Radian will be 40 percent owned by the Registrant and 60 percent owned by The Dow Chemical Company, via the wholly-owned subsidiaries of each company. Plans call for the transaction to be completed at or near year end, subject to the approval of the Board of Directors of the Registrant and The Dow Chemical Company. Donald M. Carlton, President and Chief Executive Officer of Radian, will have the same positions as head of Dow Radian.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              						THE HARTFORD STEAM BOILER
					                              	INSPECTION AND INSURANCE COMPANY



Dated:  October 25, 1995		          __________________________
                    						          Robert C. Walker
						                              Senior Vice President and General
						                              Counsel



























                                    -3-